UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 15, 2010
Buckeye GP Holdings L.P.
(Exact Name of Registrant Specified in Charter)

Delaware	001-32963	11-3776228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza
Suite 600
Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On March 16, 2010, Buckeye Partners, L.P. (the “Partnership”) is presenting at the Morgan Stanley Master Limited Partnership and Diversified Natural Gas Access Day. Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the presentation materials to be used in connection with the presentation. The presentation materials have been posted on the Investor Center page of the Partnership’s website at www.buckeye.com. Buckeye GP Holdings L.P. (“BGH”) owns and controls the Partnership’s general partner, and BGH’s only cash-generating assets are its partnership interests in the Partnership. As a result, the Partnership’s financial results are consolidated into BGH’s financial statements.
The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of BGH.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

99.1	Morgan Stanley Master Limited Partnership and Diversified Natural Gas Access Day.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE GP HOLDINGS L.P.

By:	MAINLINE MANAGEMENT LLC,
its General Partner

By:	WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr.
Vice President, General Counsel and
Secretary
Dated: March 15, 2010

Exhibit Index

Exhibit
99.1	Morgan Stanley Master Limited Partnership and Diversified Natural Gas Access Day.